Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-255089) and S-8 (No. 333-255124) of our report dated March 30, 2023, relating to the consolidated financial statements of Addex Therapeutics Ltd, which is included in this Form 20-F. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Zurich, Switzerland, March 30, 2023

BDO AG

/s/ Christoph Tschumi	/s/ Nigel Le Masurier